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                                                                    EXHIBIT 23.3





                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
Coinmach Laundry Corporation

We consent to the inclusion of our reports dated April 28, 1995, with respect to the consolidated balance sheets of CIC I Acquisition Corp. and subsidiaries as of January 31, 1995 and December 31, 1994, and the related statements of operations and accumulated deficit and cash flows for the one-month period ended January 31, 1995 and each of the years in the two-year period ended December 31, 1994, which reports appear in the Form S-1 of Coinmach Laundry Corporation. We also consent to the inclusion of our report dated July 7, 1995, with respect to the consolidated balance sheet of The Coinmach Corporation and subsidiaries as of March 31, 1995, and the related statements of operations and accumulated deficit and cash flows for the two-month period then ended, which report appears in the Form S-1 of Coinmach Laundry Corporation. In addition, we consent to the reference to our firm under the heading "Experts" in the prospectus.



                                           /s/ KPMG Peat Marwick LLP


                                               KPMG Peat Marwick LLP

New York, New York
July 12, 1996